CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust of our reports dated April 22, 2026, relating to the financial statements and financial highlights of the funds indicated in Appendix A, which appear in Columbia Funds Series Trust’s Certified Shareholder Reports on Form N-CSR for the year ended February 28, 2026. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 22, 2026

Appendix A

Fund Name

Columbia Convertible Securities Fund

Columbia Cornerstone Equity Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Growth Opportunity Fund

Columbia Mid Cap Index Fund

Columbia Select Mid Cap Value Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value and Inflection Fund

Columbia Overseas Value Fund